UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA		28026-0227
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2007, the Compensation Committee of the Board of Directors of CT Communications, Inc. (the “Company”) (a) approved the terms pursuant to which the Company would award annual incentive bonuses to named executive officers for the 2007 fiscal year, (b) approved a long-term incentive program under which the Company’s named executive officers were awarded performance accelerated restricted stock, and (c) approved amendments to the Change in Control Agreements between the Company and its named executive officers. Descriptions of the Company’s annual incentive bonus award program for the 2007 fiscal year, long-term incentive bonus award program and amended Change in Control Agreements are attached hereto as an exhibit and are hereby incorporated by reference.
ITEM 9.01.       Financial Statements and Exhibits.
(c)     Exhibits.
10.1	Descriptions of Annual Incentive Bonus Award Program, Long-Term Incentive Bonus Award Program and Amended Change in Control Agreements

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)

Date: February 23, 2007	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Descriptions of Annual Incentive Bonus Award Program, Long-Term Incentive Bonus Award Program and Amended Change in Control Agreements